                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934
                               (Amendment No.___)

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, For Use of the
[_]  Definitive Proxy Statement                 Commission Only (as permitted by
[_]  Definitive Additional Materials            Rule 14a-6(e)(2))
[X]  Soliciting Material Pursuant to Rule 14a-12

                    COMPUTER ASSOCIATES INTERNATIONAL, INC.
               (Name of Registrant as Specified In Its Charter)

                            RANGER GOVERNANCE, LTD.
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                               EXPLANATORY NOTE

     Ranger Governance, Ltd., a Texas limited partnership ("Ranger"), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission on June 22, 2001, in connection with a solicitation of proxies (the "Solicitation") in support of electing Ranger nominees to the board of directors of Computer Associates International, Inc. ("Computer Associates") at the 2001 annual meeting of stockholders of Computer Associates.

Table of Contents
-----------------


     Ranger Press Release.................................   Item 1

     Open Letter to Employees of Computer Associates......   Item 2


Content of Items 1 - 2
----------------------

               IN OPEN LETTER TO COMPUTER ASSOCIATES EMPLOYEES,
             SAM WYLY OUTLINES BENEFITS OF RANGER GOVERNANCE PLAN

  Cites New Opportunities, Enhanced Value of Shares, Greater Job Satisfaction
                           And Renewed Customer Trust

Dallas, Texas, June 22, 2001 - Sam Wyly of Ranger Governance, Ltd. has written an open letter to all employees of Computer Associates International, Inc. (NYSE: CA), describing the benefits to employees of Ranger's proposed plan for the Company. The letter was posted today on the Ranger Governance website, www.rangergov.com.

In his letter, Mr. Wyly emphasized that a more successful, innovative Computer Associates with a positive work environment and new leadership would:

 .    Expand opportunities for all employees;
 .    Build value for the many employees who have a stake in the Company's stock;
 .    Increase personal and professional satisfaction; and
 .    Restore the confidence of customers, who are increasingly alienated.

Ranger Governance, a Dallas-based investment company created by entrepreneurs Sam Wyly and Charles Wyly, announced yesterday that it has initiated a proxy solicitation of the stockholders of Computer Associates, nominating a slate of replacements for the Company's current Board of Directors, and proposing a comprehensive restructuring plan to maximize shareholder value, position Computer Associates for future growth, and dramatically improve its relations with customers, employees and investors.

A copy of Mr. Wyly's open letter to employees is attached.

About Ranger Governance, Ltd.

Ranger Governance is an affiliate of Ranger Capital Group, a multi-manager investment fund based in Dallas, Texas. More information about Ranger Governance is available at www.rangergov.com.

Contact:
Michael Gross or Eric Andrus
212.484.7634

Important Information


Ranger Governance plans to file a proxy statement with the Securities and Exchange Commission relating to Ranger Governance's solicitation of proxies from the stockholders of Computer Associates with respect to the Computer Associates 2001 annual meeting of stockholders. RANGER GOVERNANCE ADVISES SECURITY HOLDERS TO READ ITS PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Ranger's proxy statement will be available for free at www.sec.gov, along with any other relevant documents. You may also obtain a free copy of Ranger's proxy statement, when it becomes available, by writing to Ranger Governance at 300 Crescent Court, Suite 1000, Dallas, Texas 75201, by contacting Morrow & Co., Inc. at 212-754-8000, or at www.rangergov.com.
Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of Computer Associates' shareholders is available in the Soliciting Materials on
Schedule 14A filed by Ranger Governance with the SEC.

                                     # # #

               AN OPEN LETTER TO EMPLOYEES OF COMPUTER ASSOCIATES

You've probably heard that my colleagues and I at Ranger Governance, Ltd. want to bring new, independent, proven leadership to Computer Associates. Our goal is to realize the full potential of the Company's winning people, products and customers, and to work with you to make CA a successful, innovative business where you'll be proud to work.

We know you may have some concerns about what impact this will have on you personally, and we want to let you know that - far from any adverse effects - we think the changes we're planning are going to benefit you in several, very important ways.

 .    First, we have a broad-based action plan to restructure the Company to enable it to compete effectively, drive innovation and product development, and provide standard-setting customer service and support. We believe this will create expanding opportunities for you as employees and build value for you and all shareholders.

 .    Second, we know the importance to you of a positive work environment that stimulates creativity and provides personal and professional satisfaction. Many of my colleagues and I are experienced hands in the software business. We understand that it's frustrating to write software unless you know your contributions are going to be recognized appropriately. One of our major goals is to build a corporate culture that treats valued employees with the respect you deserve and responds to your needs.

 .    Third, we believe new leadership at the top is vitally important to the
     Company and everyone, like you, with a stake in it. Regrettably, top management has a credibility problem - with the financial community, due to consistent under-performance, and even with CA's customers. A survey by one of the leading opinion research firms clearly shows that many of CA's customers are extremely dissatisfied with top management. They call top management "arrogant," "dishonest" and "unscrupulous." Fully a third don't trust top management, and 21% lack confidence in that management's ability to lead CA into the future. New leadership is critical to strengthen CA's position in the marketplace at a time of increasing competition.

As employees and as stockholders, you're a vital part of the team that will build Computer Associates' future. Take the time to learn more about us and about our plan on this website (www.rangergov.com). Then, tell us what you think - on a chat board or by contacting Morrow & Co., Inc. at 212-754-8000. If you want more information, send us your own home or e-mail address.

Sincerely,


Sam Wyly
Manager
Ranger Governance, Ltd.

Important Information

Ranger Governance plans to file a proxy statement with the Securities and Exchange Commission relating to Ranger Governance's solicitation of proxies from the stockholders of Computer Associates with respect to the Computer Associates 2001 annual meeting of stockholders. RANGER GOVERNANCE ADVISES SECURITY HOLDERS TO READ ITS PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Ranger's proxy statement will be available for free at www.sec.gov, along with any other relevant documents. You may also obtain a free copy of Ranger's proxy statement, when it becomes available, by writing to Ranger Governance at 300 Crescent Court, Suite 1000, Dallas, Texas 75201, by contacting Morrow & Co., Inc. at 212-754-8000, or at www.rangergov.com.
Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of Computer Associates' shareholders is available in the Soliciting Materials on
Schedule 14A filed by Ranger Governance with the SEC.

                                     # # #

     The identities of the participants in the Solicitation and a description of their interests in the Solicitation was filed by Ranger on a separate Schedule 14A with the Securities and Exchange Commission on June 21, 2001.

                             IMPORTANT INFORMATION

     Ranger plans to file a proxy statement with the Securities and Exchange Commission relating to Ranger's solicitation of proxies from the stockholders of Computer Associates with respect to the Computer Associates 2001 annual meeting of stockholders. RANGER ADVISES SECURITY HOLDERS TO READ RANGER'S PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Ranger's proxy statement will be available for free at www.sec.gov, along with any other relevant documents, including the soliciting material that identifies the participants in Ranger's solicitation and describes their interests. You may also obtain a free copy of Ranger's proxy statement, when it becomes available, by writing to Ranger at 300 Crescent Court, Suite 1000, Dallas, Texas 75201, calling Morrow & Co., Inc. at (212) 754-8000 or visiting Ranger's web site at www.rangergov.com.

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